EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-130411, 333-131533, 333-130004, 333-36038, 333-41300, 333-67906, 333-36603, 333-38431, 333-108926, 333-112681, 333-138170, 333-134126 and 333-14352) and Form S-8 (Nos. 333-65200, 333-58957, 333-35919, 333-97015, 333-106568, 333-106571, 333-112791, 333-118016 and 333-146624) of Cell Therapeutics, Inc. of our reports dated March 26, 2008, relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

March 25, 2008